UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2015 (April 13, 2015)

IASIS HEALTHCARE LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-117362	20-1150104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E

Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(615) 844-2747

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 14, 2015, IASIS Healthcare LLC (the “Company”) announced that it expects to restate its consolidated financial statements for its quarter and nine months ended June 30, 2014, fiscal year ended September 30, 2014 and quarter ended December 31, 2014 (the “Affected Periods”). These restatements are expected to reduce the Company’s consolidated revenue for the quarter ended June 30, 2014, fiscal year ended September 30, 2014 and quarter ended December 31, 2014 by approximately $21.8 million, or 3.2%, $30.6 million (which includes the $21.8 million for the quarter ended June 30, 2014), or 1.2%, and $17.3 million, or 2.5%, respectively, with corresponding reductions in adjusted EBITDA and pre-tax earnings. After giving effect to the restatements, the Company expects to report total consolidated revenue for the Affected Periods of approximately $651 million, $2.5 billion and $669 million, respectively. The Company’s cash position is not affected and the Company expects to continue to meet all outstanding debt payment obligations.

The anticipated restatements relate to errors, made by a former managed care division finance employee, in recording estimated program settlement amounts (the “program settlements”) for one of the Company’s managed Medicaid plans (the “plan”) during each of the Affected Periods. As a result of these errors, on April 13, 2015 the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) concluded that the Company’s financial statements for the Affected Periods should no longer be relied upon.

Company management identified the errors through an internal review of the program settlement process related to the plan, which reconciles previously estimated amounts due to or from the state based on the actual premium revenue and medical costs and contractually mandated limits on profits and losses. Although estimates of future program settlement amounts are recorded in current periods, the program settlement process typically occurs in the 18 months post-plan year, when actual (rather than projected) claims and member eligibility data become available and a net settlement amount is either due to or from the state. Accordingly, the errors did not involve any cash payments, as actual program settlements are not paid until the end of this reconciliation process.

The Affected Periods coincided with membership growth in the Company’s managed Medicaid business related to the plan’s most recent state contract that commenced with the 2014 fiscal year, which expands service areas and covered populations relative to previous state contracts for the plan, as well as the expansion of Medicaid coverage eligibility as a part of federal and state healthcare reform. Medical costs for plan members as a percentage of premium revenue (medical loss ratio, or “MLR”) have decreased in the current year, as the Company believes is customary over time for Medicaid populations in an effective managed care environment. For the first half of fiscal 2015, the Company expects the plan’s MLR to decrease by approximately 250 basis points relative to fiscal 2014. In particular, in the current fiscal year, the Company has experienced significant medical cost reduction related to decreased utilization by childless adults newly covered under the plan beginning in fiscal 2014, whose enrollment numbers have increased as a result of Medicaid expansion. For the first half of fiscal 2015, the Company expects the MLR for this managed Medicaid plan subpopulation to decrease by approximately 700 basis points relative to fiscal 2014.

Following a briefing by management on these issues, the Board and the Audit Committee retained advisors to conduct a review of the issues raised. Together with its advisors, the Audit Committee has reviewed the former employee’s activities and related matters to determine steps necessary to ensure future compliance with the Company’s accounting policies and practices as they relate to accruals of this nature.

The Company is working diligently to complete the restatement of its financial statements for the Affected Periods. As soon as practicable, the Company expects to amend its quarterly report on Form 10-Q for the quarter ended June 30, 2014, its annual report on Form 10-K for the fiscal year ended September 30, 2014 and its quarterly report on Form 10-Q for the quarter ended December 31, 2014 to reflect the restated financial statements.

The Company is assessing the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company expects to reach a final conclusion on the restatement’s effect on internal control over financial reporting and disclosure controls and procedures upon completion of the restatement process.

Management and the Audit Committee have discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item 4.02.

Some of the statements the Company makes in this Current Report on Form 8-K are forward-looking within the meaning of the federal securities laws and covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. These risk factors and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and subsequent filings with the United States Securities and Exchange Commission.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this Current Report on Form 8-K are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this Current Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

Date: April 14, 2015

	By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer